EXHIBIT 31.2

Certifications

I, Glenn T. Nunziata, certify that:

1.	I have reviewed this Amendment No.1 to the report on Form 10-K of Smithfield Foods, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2016

/s/ GLENN T. NUNZIATA
Glenn T. Nunziata
Executive Vice President and Chief Financial Officer